UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2009
Voyager Learning Company
(Exact name of registrant as specified in its charter)

Delaware	001-07680	36-3580106
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1800 Valley View Lane, Suite 400, Dallas, TX  75234-8923
(Address of principal executive offices)  (Zip Code)
(214) 932-9500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-3.1
EX-3.2

Introductory Note
     On December 8, 2009, Cambium Learning Group, Inc. (“Holdings”) completed the combination (the “Transaction”) of Voyager Learning Company (the “Company”) and Cambium Learning, Inc. (“Cambium Learning”). The Transaction was effected pursuant to an Agreement and Plan of Mergers (the “Merger Agreement”), dated as of June 20, 2009, by and among Holdings, the Company, Vowel Acquisition Corp. (“Voyager Merger Sub”), VSS-Cambium Holdings II Corp. (“Cambium”), Consonant Acquisition Corp. (“Cambium Merger Sub”), and Vowel Representative, LLC (the “Stockholders’ Representative”), under which Voyager Merger Sub merged with and into the Company (the “Merger”), Cambium Merger Sub merged with and into Cambium, and the Company and Cambium are each continuing as a wholly owned subsidiary of Holdings. The following events took place in connection with the completion of the Transaction:
Item 3.03 Material Modification to Rights of Security Holders.
     On December 8, 2009, the Transaction was completed in accordance with the Merger Agreement. The Merger Agreement was duly adopted by the Company’s stockholders at a special meeting of the Company’s stockholders held on December 8, 2009.
     Under the terms of the Merger Agreement, each outstanding share of the Company’s common stock (other than shares of common stock held directly or indirectly by the Company, Cambium or Holdings (which were cancelled as a result of the Transaction) and shares with respect to which appraisal rights were properly exercised and not withdrawn) was converted in the Merger into the right to receive at the election of each stockholder, either (i) $6.50 in cash, without interest, or (ii) one share of common stock of Holdings, plus, regardless of the election made, additional consideration consisting of cash and a contingent value right, as described in the Merger Agreement. The amount of cash available to satisfy cash elections by the Company stockholders is $67,500,000 in the aggregate (the “Cash Amount”). Because the Cash Amount is insufficient to accommodate all of the cash elections that were made by the Company stockholders, the amount of cash paid to stockholders who elected to exchange shares of Company common stock for cash will be reduced, pro rata, in accordance with agreed procedures set forth in the Merger Agreement.
     The foregoing description of the Transaction and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2009, and is incorporated herein by reference.
     Upon the effective time of the Merger, holders of Company common stock immediately prior to the effective time ceased to have any rights as stockholders in the Company (other than their right to receive the merger consideration, or, in the case of shares of common stock as to which appraisal rights have been properly exercised and not withdrawn, the rights pursuant to Section 262 of the Delaware General Corporation Law).
Item 5.01 Changes in Control of Registrant.
     As a result of the Transaction, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Holdings. Veronis Suhler Stevenson (“VSS”), a private equity investor in the information, education and media industries and the principal equity owner of Cambium’s sole stockholder, holds approximately 55% of the outstanding common stock of Holdings. Cambium’s sole stockholder received 3,846,154 of the total outstanding shares of Holdings common stock held by Cambium’s sole stockholder in exchange for a $25 million cash capital contribution that was made by the sole stockholder of Cambium immediately prior to the effective time of the Merger.
     Under the terms of a stockholders agreement (the “Stockholders Agreement”) entered into by Holdings, the sole stockholder of Cambium and the Stockholders’ Representative, upon closing of the Transaction, so long as the Cambium stockholder and funds managed or controlled by VSS beneficially own in the aggregate at least 25% of the outstanding shares of Holdings common stock, they will have preemptive rights which generally give them the opportunity to purchase an amount of Holdings securities in a new issuance of securities by Holdings that would enable them to maintain their same collective percentage ownership in Holdings following the new issuance. In addition, under the Stockholders Agreement, for a period of 24 months following the effective time of the Merger, the Cambium stockholder and funds managed or controlled by VSS have the right to purchase from Holdings, at a 10% discount from market price, up to the lesser of 7,500,000 shares of Holdings common stock or the number of shares of Holdings common stock that may be purchased with $20 million (based upon the 10% discounted purchase price described above).
     In accordance with the terms of the Merger Agreement, upon completion of the Transaction, the board of directors of Holdings will be reconstituted to have nine members, consisting of five directors designated by investment funds managed by VSS and four directors who have been previously designated by the Company. However, the board will initially consist of a total of seven directors, including David Cappellucci, former Chief Executive Officer of Cambium Learning and the current President of Holdings; Ronald D. Klausner, former President of Voyager Expanded Learning and the current Chief Executive Officer of Holdings; Frederick Schwab, retired President and Chief Executive Officer of Porsche Cars North America, Inc.; Richard Surratt, former President and Chief Executive Officer of the Company; Scott J. Troeller, Partner, VSS; Jeffrey T. Stevenson, Managing Partner, VSS; and Neil Weiner, Senior Managing Member, Foxhill Capital Partners. Until the two additional directors are elected, in addition to his own vote, Mr. Stevenson, or in his absence, Mr. Troeller, will have one vote on the board for each vacant seat. The Stockholders Agreement contains several agreements among the parties with respect to the board of directors.
     Effective upon completion of the Merger, Holdings entered into a consulting fee agreement with VSS entitling VSS to a fee equal to 1% of the gross proceeds of any debt or equity financing undertaken by Holdings and a fee equal to 1% of the enterprise value of any entities acquired or disposed of by Holdings. These fee obligations will remain in effect until the earlier of the date on which funds managed by VSS cease to beneficially own at least 10% of the outstanding Holdings common stock or, unless Holdings’ audit committee renews the consulting fee agreement, January 1, 2015. In addition, an affiliate of VSS is entitled to receive a fee in the amount of $3.0 million from Holdings as a result of completion of the Merger, in consideration of providing advisory services with respect to the Transaction. One million dollars of this fee was payable in cash at closing, and the balance becomes payable if and when Cambium Learning’s ratio of total outstanding debt to adjusted EBITDA drops below 3.0:1. Three-quarters of this remaining balance will be allocated pro rata among, and paid to, VSS and certain of the other equity owners of Cambium’s stockholder.
     The disclosure under Item 3.03 above is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     As a result of the Transaction, all of the current directors of the Company resigned from their directorships of the Company, and any committees of which they were a member, as of the effective time of the Merger. These resignations were not a result of any disagreements between the Company and the directors on any matter relating to the Company’s operations, policies or practices. Upon completion of the Merger, the directors of Voyager Merger Sub became the directors of the Company.
     Also upon completion of the Merger, each of the principal executive officer and president, principal financial officer, and named executive officers of the Company has ceased to hold his or her respective position with the Company.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation and by-laws were amended and restated in their entirety. The Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company are attached as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Mergers, dated as of June 20, 2009, by and among Cambium Learning Group, Inc., Voyager Learning Company, Vowel Acquisition Corp., VSS-Cambium Holdings II Corp., Consonant Acquisition Corp. and Vowel Representative, LLC, solely in its capacity as Stockholders’ Representative (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed on June 22, 2009).

3.1	Amended and Restated Certificate of Incorporation of Voyager Learning Company.

3.2	Amended and Restated By-laws of Voyager Learning Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 8, 2009

VOYAGER LEARNING COMPANY
By:	/s/ Todd W. Buchardt
	Name:	Todd W. Buchardt
	Title:	General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Mergers, dated as of June 20, 2009, by and among Cambium Learning Group, Inc., Voyager Learning Company, Vowel Acquisition Corp., VSS-Cambium Holdings II Corp., Consonant Acquisition Corp. and Vowel Representative, LLC, solely in its capacity as Stockholders’ Representative (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed on June 22, 2009).

3.1	Amended and Restated Certificate of Incorporation of Voyager Learning Company.

3.2	Amended and Restated By-laws of Voyager Learning Company.